                                                                                                                     UNITED STATES

                                                                                              SECURITIES AND EXCHANGE COMMISSION

                                                                                                                   Washington, D.C. 20549

                                                                                                                         FORM 8-K

                                                                                                                CURRENT REPORT

                                                                                                Pursuant to Section 13 or 15(d) of The

                                                                                                     Securities Exchange Act of 1934

                                                                            Date of Report (Date of earliest event reported): July 19, 2012

                                                                                                             SANTO MINING CORP.

                                                                                   (Exact name of registrant as specified in its charter)

Nevada	333-169503	27-0518586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ave. Sarasota #20, Torre Empresarial, Suite 1103 Santo Domingo, Dominican Republic
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 809-535-9443

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (this “Report”) contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this Report, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Report, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Report.  Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Report could negatively affect our business, operating results, financial condition and stock price.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Report to conform our statements to actual results or changed expectations.

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this Report to “Santo Mining” “we,” “us,” “our,” “our Company,” or “the Company” are to Santo Mining Corp.

Item 1.01	Entry into Material Definitive Agreement

Mineral Property Acquisition

On July 30, 2012 (the “Closing Date”), we entered into a mineral property acquisition agreement (the "Acquisition Agreement") with Gexplo, SRL (the "Vendor") and Rosa Habeila Feliz Ruiz, an officer and director of the Company, whereby the Company has agreed to acquire from the Vendor an undivided one hundred percent (100%) interest in and to a mineral claim known as Alexia, which is located in the province of Dajabon, in the municipalities of Dajabon and Partido, specifically in the sections Chaucey, La Gorra and Partido Arriba, covering  Los Indios, Pueblo Nuevo, Hatico Viejo, El Junco, La Gallina, Tahuique and Charo located in the Dajabon 5874-I (11) and Loma de Cabrera 5874-II (19) topographical sheets, complying with the terms of mining law No. 146 and its regulations (the “Claim”) as described in the Acquisition Agreement (the “Acquisition”).

Pursuant to the terms of the Acquisition Agreement, in consideration of an undivided 100% interest in and to the Claim, the Vendor will receive 6,456,600 shares of the Company’s common stock (the “Shares”) transferred from Ms. Ruiz and the cancellation of the promissory note for $59,770.39 from the Company to the Vendor dated May 31, 2012.

As a closing condition to the Acquisition Agreement, the Company was required to enter into financing agreements for $500,000, with $200,000 to be received by the Closing Date and an additional $300,000 to be received within 60 days of the Closing Date. The failure to receive the additional $300,000 would not be considered a breach of the Acquisition Agreement. The Company received $150,000 on March 2, 2012, as disclosed in the Current Report on Form 8-K, as filed with the Securities and Exchange Commission on March 8, 2012. The Company received $51,000 on July 19, 2012 as disclosed below.

Additionally, if the Company receives the additional $300,000, the Company will have the first right of refusal to purchase an additional four (4) properties, as defined in the Acquisition Agreement, in exchange for 25,826,403 shares of the Company common stock transferred from Ms. Ruiz.

The Vendor has agreed to transfer the Claim, as further described in the Acquisition Agreement, on the Closing Date.  The Company will be responsible for all costs and administrative actions required to renew any of the Claim indentified in the Acquisition Agreement.

Besides the Acquisition Agreement, there is no material relationship between the Company or Ms. Ruiz and the Vendor.

The foregoing description of the terms of the Acquisition Agreement are qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this Report, which is incorporated by reference herein.

Financing

On July 19, 2012, the Company entered into a subscription agreement (the “Subscription Agreement”) with a private investor (the “Purchaser”) under a private placement offering (the “Offering”), of shares of the Company’s common stock, par value $0.00001 (the “Financing Shares”).  102,000 Financing Shares were sold in the Offering at a price of $0.50 per share for gross proceeds to the Company of $51,000.

The foregoing descriptions of the terms of the Subscription Agreement are qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.2 to this Report, which is incorporated by reference herein.

Item 2.01  Completion of Acquisition or Disposition of Assets.

As described in Item 1.01, on the Closing Date we acquired the Claim pursuant to the Acquisition Agreement. The disclosures in Item 1.01 of this Report regarding the Acquisition is incorporated herein by reference in its entirety.

FORM 10 DISCLOSURE

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act immediately before the acquisition of the Claim.  Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Company was required to file a general form for registration of securities on Form 10 under the Exchange Act with respect to its common stock (which is the only class of the Company’s securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon acquiring the Claim).  Any information required by Form 10 that is not included herein, is incorporated by reference the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2011, filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 2, 2011.

DESCRIPTION OF BUSINESS

Corporate History and Background

We were incorporated in the State of Nevada on July 8, 2009.  From our inception, we were engaged in the operation of a website portal, www.drdentalspa.com, where both dentists and patients could access dental information, as well as operating a teeth whitening business. Recently, our management decided to redirect our business focus towards identifying and pursuing options regarding the acquisition of mineral exploration property with the focus on gold and other precious metals.

From July 8, 2009 through to the date of the acquisition of the Claim, discussed above, we were a designated shell company with minimal operations.  As described above, on July 30, 2012, we entered into the Acquisition Agreement and as a result of the transfer of title to the Claim to us, we began operations and ceased to be a shell.

On March 26, we effected a 1-for-4.5 forward stock split for our common stock. On July 9, 2012 we effected a 4-for-1 reverse stock split for our common stock. Except as otherwise indicated, all of the share and per share information referenced in this Report has been adjusted to reflect the July 9, 2012 reverse stock split of our common stock.

Sources of Available Land for Mining and Exploration

Much of the desirable land for mining and exploration in the Dominican Republic has been claimed by mining companies including Barrick Gold, Xstrata Falconado, Brigus, Perilya, Unigold, Goldquest, Goldstar and others. We have a pipeline of promising Claims  owned by Gexplo, SRL, several of which are immediately adjacent or close to the above mentioned mining company claims. The Gexplo, SRL Claim Alexia, totals 2,775 mining hectares.

Competition

We are a mineral resource exploration company. We compete with other mineral resource exploration companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration. This competition could adversely impact on our ability to finance further exploration and to achieve the financing necessary for us to develop our mineral property.

Government Regulation

We are committed to complying with and are, to our knowledge, in compliance with, all governmental and environmental regulations applicable to our company and our property. Permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. We cannot predict the extent to which these requirements will affect our company or our property if we identify the existence of minerals in commercially exploitable quantities. In addition, future legislation and regulation could cause additional expense, capital expenditure, restrictions and delays in the exploration of our property.

As per information obtained from the Central Bank of the Dominican Republic, and the General Director of Mining, mining activities in the Dominican Republic focus mainly on mining of ferronickel and gold. The Dominican Republic has a very active mineral exploration sector, with the mining of minerals, both metallic and non-metallic, being an important aspect of the economy. The dominant producers are Perilya Gold and Falcondo Xstrata Nickel, which mine deposits in central Dominican Republic as well as Barrick Gold’s scheduled production of gold at the Pueblo Viejo mine in the Cotui area. The government sees the mining industry as representing one of the main sources for socio-economic development of the Dominican Republic. Government policy concerning said industry is geared towards the protection of the environment and the integration of affected communities to the mining projects. The major mining opportunities in the Dominican Republic are found in ferronickel, marble, salt and plaster, construction aggregates (such as limestone), gold and silver. According to a speech in February 2012 by President Leonel Fernandez the  Dominican Republic’s economy expanded 4.5 percent in 2011 behind “astronomical growth” in the mining sector and further growth is expected in 2012 due to continued extraction expansion and of nickel at the Xstrata Plc Falcondo mine and the beginning of gold production this year at the Pueblo Viejo mine by the Barrick Gold Corp.

The legal framework that governs mining operations in the Dominican Republic is comprised by the following legal provisions: the Constitution of the Dominican Republic; Law No. 146 of 1971, also known as the Dominican Mining Law, and its regulation for enforcement; and presidential decrees (Decree No. 613-00, regarding the creation of the National Council for Mining Development; Decree No. 839-00 dated 26 September 2000, regarding the declaration of mining as an activity of the highest priority of the Dominican state, thereby instructing the Corporate Mining Authority to enter into certain agreements regarding the development of certain mining sectors of the country; and Decree No. 947-01 dated 19 September 2001, regarding the creation of

Industrial mining parks for whom the tax incentives of the Dominican Industrial Free Zone Law No. 8-90 are extended to). Law No. 123-71, along with its regulation of enforcement, also regulates certain mining activities, namely the extraction of sand, gravel, chippings, rocks and similar materials.

As in most nations, the Constitution of the Dominican Republic is the general framework that establishes broad norms for the functioning of the state. The Constitution enshrines the protection of property and the inviolability of such in article 51. However, article 17 of the same sets forth that "mining and hydrocarbon deposits and, in general, all non-renewable resources, may only be explored or exploited by private parties, under sustainable environmental criterion, in accordance with concessions, agreements, licenses, permits or quotas, under the conditions determined by law". Thus, any person seeking to undertake mining operations in the Dominican Republic must take into account that the Dominican state is a necessary participant in any mining operation, and that the property of the minerals is that of the state, although the entity awarded with a concession has the right to profit from the extracted minerals. Property of the state, as may be construed from the provisions set forth in Law No. 146's Regulation for Application refers to the mineral reserve, and not the extracted minerals which belong to the concessionaire. The Dominican Mining Law No. 146 of 4 June 1971 (the Law or Law 146) is the legislation currently in force in the Dominican Republic relating to the exploration and exploitation of mining materials. The Law is complemented by its Regulation for enforcement number 207-98 of 3 June 1998, which clarifies certain aspects of the Law and establishes specific administrative processes in order to implement the norms contained in the Law.

Law 146, as well as its regulation, establish that the state is the owner of all mineral deposits, of any nature, on Dominican soil and that the exploitation or mining of such deposits are undertaken by means of concessions or agreements granted exclusively by the government. Furthermore, the Law is highly protective of the local legal regime providing that all concessions granted within national territory are exclusively governed by the laws and courts of the Dominican Republic, and when foreigners are the concessionaires, such concessionaires are deemed to have validly waived any right to diplomatic protection in relation to the concession. The Law also creates the General Mining Directorate, which is the administrative body in charge of implementing the Law and regulating mining activities in the Dominican Republic.

We should also point out that our General Environmental and Natural Resources Law No. 64-00 (Law 64-00), which governs all environmental related issues in the Dominican Republic also plays an important role with respect to mining activities in said country. The purpose of this law is to set the general rules towards the conservation, protection, improvement and restoration of the environment and the natural resources, intending to assure a sustainable use having unified segregated rules concerning environmental protection and creating a governmental authority - the Ministry of Environment and Natural Resources - with wide authority to oversee and regulate the application of Law 64-00. Article 38 of Law 64-00 establishes the process of environmental evaluation, in order to prevent, control and mitigate the impacts over the environment and natural resources caused by works, projects and other activities. According to the list published by the Ministry of Environment and Natural Resources regarding projects that require environmental impact studies in order to obtain an environmental license, the activities involving the mining sector are the following: development, exploitation and processing of metallic and non metallic mining; exploration and mining prospection; extractive metallurgy and mining parks.

Law 146 regulates investments in mining activities, although there is also a general foreign investment law (Law No. 16-95 and its amendments), which requires registration of foreign investments for statistical purposes. Under Law 146 mining rights may be acquired both by domestic and foreign parties; however, foreign investors in these activities are required to incorporate a Dominican subsidiary prior to holding exploration concessions over mineral rights. The possibility of operating through a branch, in lieu of a Dominican subsidiary may be reached through special agreements entered with the executive branch and subject to Congress approval. Although Law 146 provides for certain rules governing the exemption to foreign exchange requirements, such provisions are no longer relevant as per freedom of convertibility and transferability principles in force since 2002 with the enactment of our current Monetary and Financial Law No. 183-02. Accordingly, in connection with foreign exchange regulations, including in connection with external debt service, we should point out that no approvals are currently required from any governmental authorities for purposes of assuming debt in foreign currencies, accessing the currency exchange markets or transferring funds abroad, provided such exchange and transfer activities are done through duly authorized financial and exchange intermediation entities of the Dominican Republic.

The Dominican Republic is party to numerous international investments and free-trade treaties including DR-CAFTA, none apply specifically to mining activities, and such operations sometimes are excluded from these treaties in most cases. As to dispute resolution mechanisms we should point out that the Dominican Republic is a party to the Convention on the Recognition and Enforcement of Foreign Arbitral Awards (New York Convention), and that arbitration clauses are not in contradiction of or subject to restrictions under the laws of the Dominican Republic, except for judicial homologation (exequatur) requirements.

Law 146 recognizes two distinct types of concessions that may be granted by the state: concessions for the exploration of mining materials; and concessions for the mining itself or exploitation of the mining materials. Article 17 allows additionally, the creation of 'fiscal reserves' by the executive branch, within a determined mining zone, and following such creation, allow the exploration and evaluation of mining sources, and allow exploitation activities through special contracts. The process of obtaining a mining concession is relatively straightforward, and is contained in articles 143 through 176 of the law, as well as certain other provisions of Regulation 207-98. In summary, the entity interested in mining a piece of land must fulfill the requirements established by the Law, Regulation 207-98, and those of the General Mining Directorate. The General Mining Directorate then either approves the concession or rejects it. If approval is granted, the Ministry of Industry and Commerce proceeds to issue a resolution authorizing the concession. The General Mining Directorate also grants any and all rights of passage and rights of use of the land of third parties once the concession is granted, notwithstanding if the permit is granted either for exploration purposes or for mining operations. If a foreign entity seeks to receive a concession for exploration purposes only, then it is allowed to do so as a foreign entity, though it must prove its existence to the General Mining Directorate through the filing of certain documents. However, the Law expressly establishes that foreign entities that seek mining (or exploitation) concessions must do so through the incorporation of a Dominican company fulfilling all the requirements under Dominican law. Nevertheless, if the foreign entity had begun exploration operations as such, and requested the granting of a mining concession, while the incorporation of the Dominican company is being undertaken, the foreign entity may initiate mining activities. The concession granted is intuitu personae, and consequently, may not be assigned without prior written approval from Ministry of Industry and Commerce.

Pursuant to the provisions of Law No. 146, a mining concession gives the exclusive right over all substances found within the perimeter thereof, to explore, exploit or develop such substances in accordance with the provisions of applicable laws.

Among the obligations of the holder of a concession are the following, which may be construed as covenants to maintain its concession:

• Protection of life and health of the workers;

• Submission of semi-annual progress and annual operation reports;

• Compliance with environmental standards;

• Payment of annual patents, royalty fees and income taxes;

• keeping of legal accounting books in accordance with applicable accounting rules;

• Execution of works in accordance to methods and techniques avoiding damages to the landowner and to the adjoining concessionaires; and

• starting the works within six months after the date of the granting of the concession, under sanction of forfeiture.

The executive branch may declare a mining zone as a fiscal reserve, and grant exploitation rights over such reserve through special contracts. The requirement for such exploitation rights, as per the provisions of article 19 of the law, is that any such mining exploitation within a fiscal reserve, must be granted by means of a public bidding process. Congress approval is not necessary for these purposes; however, such Congress approval becomes mandatory when tax incentives are provided through the special contract. The use of the fiscal reserve and 'special contract' combination, although not uncommon, is treated as the exception as opposed to the rule when it comes to the granting of mining concessions under Law 146. They simply allow for the executive branch to reach mining arrangements with private parties in conditions that may differ from those generally provided under Law 146. In general, this combination will have equivalent standing as compared to a concession, but following the amendment made to article 19 of Law 146, special agreements may provide for conditions or rights that are less favorable to those generally granted under Law 146 with respect to mining concessions in general.

As may be construed from the descriptions detailed above, the jurisdiction authority over mining activities is generally placed in the executive branch, comprised by the presidency and the Ministries of Industry and Trade, and Environment and Natural Resources.

Mining concessionaires must pay three distinct taxes or fees: royalty fees to the Dominican government; export fees; and income tax. First, the royalty fee contemplated by the law is calculated on the basis of the size of the land covered by the concession, as well as the type of concession granted. However, the amount paid in royalty is not very large, since in no case does any royalty payment exceed 45,000 Dominican Republic pesos. This fee is paid on a yearly basis, but in two installments. On the other hand, the second fee that must be paid is an export fee, equivalent to 5 per cent of the FOB value of the mineral exported, paid in full within three months of the export. Finally, we must note that in the concession and mining agreement executed between the state and the concessionaire, the parties are free to establish any royalty payment that is agreed upon, in addition to those contemplated by the law.

In addition to those taxes and royalties payable by mining concessionaires, which include a 25 per cent income tax, the latter would also need to consider and may be required to pay an annual asset tax of 1 per cent over the value of the assets of the concessionaire and tax withholding obligations over salaries paid to employees and dividends distributed to shareholders.

In case of non-renewable natural resources, parties are required to pay a 5 per cent contribution of their generated net profits produced from the exploitation activity to the municipality. Right holders of concession permits under Law No. 123-71 are required to pay the above mentioned income and municipal taxes. In addition, such right holders must pay a contribution equal to 4.10 Dominican Republic pesos per cubic meter of mineral extracted, removed or excavated. The above tariff may be increased from time to time.

Upon the occurrence of payment defaults, as a cause of forfeiture, the Ministry of Industry and Commerce, before pronouncing the forfeiture must require, by means of a written notice, that the concessionaire rectify the fault within a period of 30 working days. After the expiration of said period, the Ministry of Industry and Commerce may dictate the forfeiture by means of a resolution which must be published in the Official Gazette. The concessionaire may also be penalized with a 10 per cent surcharge. There are no rules prohibiting a creditor to step in and cure in lieu of the mining company. Income tax payment defaults are subject also to penalties provided under the Dominican Tax Code.

Under article 15 of the Dominican Constitution, water constitutes a strategic national heritage of public use, unalienable, imprescriptibly, not subject to attachments, and essential for life. Human consumption has priority over any other use, while the state must elaborate and implement effective policies towards the protection of country´s water resources.

Several institutions are in charge of issuing required permits and authorizations for the use of waters resources. Law No. 5852 on the Distribution of Public Waters provides that any party wishing to use public waters must obtain a water title. In accordance with article 48 of said law, a petition in this sense must be filed before the National Institute of Hydraulic Resources (INDRHI). If granted, the water rights are subject to certain fees based on invested capital in installed facilities and annual permitting fees. Other authorizations or permits may be required from the Natural Potable Water and Sewage Institute (INAPA) particular in connection with the use or installation of water lines and sewers, or both. For the construction of wells and for the exploitation and use of underground waters, parties are required also to obtain a permit from the sub-ministry of soil and water of the Ministry of Environment and Natural Resources.

Under article 6 of the law, the mining concession constitutes a different right than that of an owner of a real property, whether the mining concession and the ownership right over the property, belong to the same person. The usufruct of mining sources gives the right to the concessionaire to use also the surface of the land, whether it owns such land or not, provided however that the concessionaire must indemnify the corresponding third party for damages causes during the mining operations (article 63 of the law). Article 78 of the law provides that concessionaires must reach agreements with the owners or occupants of land they require for their mining operations, or both. Such agreements must include provisions relating to the superficial extension of the land required for purposes of building dwellings, storage spaces, shops, plants, tailings deposits, water tanks, construction deposits, and other types of improvements. Easements relating to electric line routes are governed by our General Electricity Law No. 125-01, its amendments and rules of enforcement. Under said legislation easements are usually granted through the concession agreement required for purposes of distributing or transmitting energy; the use of the national grid transmission lines are subject to the payment of special tolls and other similar fees.

Subject to the obtainment of required permits or concession rights under our General Electricity Law No. 125-01 and its amendments and rules of enforcement, mining concessionaires may elect to procure their supply of electricity under different modalities that include total or partial self generation, the purchase of energy in the National Interconnected Electricity System of the Dominican Republic (national grid) under special contractual rights and as an Un-Regulated User (URU); or purchase of electricity from a third party outside the NIES, or national grid, under any contractual modality and as a URU, or both.

Pursuant to the Mining Law, exploitation concessions are granted for a maximum term of 75 years. The termination of the concession occurs upon expiration of the applicable tenure. Anticipated termination of rights under a mining concession may occur upon the following:

• Through a waiver or reduction upon request of the concessionaire.

• Upon a declaration of nullity or invalidity following a determination that:

• The concession was granted to an unqualified person as per article 13 of Law 146.

• That the concession was granted directly or indirectly to foreign governments.

• That the concession was granted within the perimeter of an existing fiscal reserve or existent concessions.

• That the concession was granted to the same person in excess of the maximum limits provided under articles 32 and 43 of Law 146.

• Upon termination pursued by the Ministry of Industry and Trade subject to the lawful causes detailed in Law 146, which include the following in connection with exploration concessions:

• Failure to start exploration within six months following the issuance of the concession.

• Interruption of exploration activities for more than six continuous months.

• Carrying out exploitation activities during exploration tenures under an exploration concession.

• Failure to pay mining fees, taxes and royalties.

• Upon failure to comply with programmed works.

• Failure to carry out reporting obligations as required under articles 72 and 192 of Law 146.

And the following causes in connection with exploitation concessions:

• Failure to initiate exploitation within a one-year term following issuance of the concession;

• Interruption of exploitation activities for more than two continuous years;

• Failure to pay applicable mining fees, royalties and taxes;

• Suspension of commercial production (defined as the sale of exploited metallurgic minerals without benefits for the state in the form of income tax for more than two consecutive years);

• Failure to incorporate a Dominican subsidiary within a six-month term following issuance of the concession; and

• Failure to comply with reporting requirements.

Upon the occurrence of the causes of termination specified above, the Ministry of Industry and Commerce, before pronouncing the forfeiture must require, by means of a written notice, that the concessionaire rectify the fault within a period of 30 working days. Upon expiration of said period, the Ministry of Industry and Commerce may dictate the forfeiture by means of a resolution, which must be published in the Official Gazette.

Affected parties may file administrative appeals before the Ministry of Industry and Commerce, and before the Administrative Courts of the Dominican Republic which are part of the Judicial Branch.

Concession rights granted by the Dominican government may be subject to pledges under Dominican law, provided that such granting party agrees to the awarding of the security interest. These types of securities are governed by the provisions set forth in articles 91 et al of the Commercial Code that relate to the commercial pledge. A commercial pledge is usually the type of security considered for purposes of pledging all types of intangible assets, in connection with international and domestic credit facilities or other finance arrangements. Applicable to all pledges over intangible assets, creation is done through the execution of a bilateral pledge agreement, signatures of which are usually certified by a local notary public (since the agreement will be subject to filings and public notices, it is important, as to all other collateral agreements aiming to create a security interest in local assets, to be drafted in Spanish, and as per conventional forms usually resorted to for such purposes). Perfection of the security takes place through a notice of the pledge agreement by an appointed local and territorially qualified bailiff. This notice is required under articles 91 of the Commercial Code, and article 2075 of the Civil Code. The notice documentation is registered by the bailiff before the Civil Registry, as required for all bailiff acts. When attempting to create a security interest over concession rights, prior approval from the governmental institution or agency providing such concession is required, as ordinarily, transfer restrictions are imposed in these concessions, or apply in the absence of any particular language, as a general rule deriving from administrative law principles. Other permits, such as environmental permits are not subject to pledges or prior approvals from the granting authority, as these permits are usually only issued once for the entire life of the approved project. In case of a foreclosure resulting in a change of control over the project, a notice of such change of control, and the responsible party named in the environmental license is to be served to the Ministry of Environment and Natural Resources. Similar creation and perfection requirements apply in connection with the granting of pledges over other intangibles, including rights under project agreements, onshore bank accounts and trademarks, insurance proceeds and share of local companies. All security agreements must be recorded also before the public registry maintained by the mining directorate. Mortgages may also be granted over real property owned by the concessionaire or an affiliate guarantor; non-possessory pledges (similar to chattel mortgages) may also be granted over the concessionaire's inventory, its equipment and other personal property.

It is accepted practice for creditors financing mining projects and other major projects subject to governmental concessions to enter into direct agreement with the Government for further strengthening the step-in rights of such creditors, namely by allowing lenders to become qualified successor owners or operators following foreclosure procedures.

In general, the Dominican Republic laws governing security interests have organized certain special protection for the benefit of the credit itself, and also for the benefit of the debtor, when requiring a public auction: the creditor must proceed to the court so that it may order the sale, and give a chance to the debtor, since the latter may have means of defense to present against the proceedings. Accordingly, a creditor may not seize property directly; instead it must attempt to receive proceeds from the public sale of the pledged or mortgaged asset of its obligor.

In general, as per the provisions of our current Insurance Law No. 146-02, all insurance obtained for assets and interests located in the Dominican Republic must be obtained through duly authorized insurance companies or intermediaries of said jurisdiction. Risks assumed by local insurance companies may be reinsured with foreign insurance or reinsurance companies, although in practice, many projects resort to fronting policy schemes.

In accordance with article 135 of the Dominican Labor Code, at least 80 per cent of the total number of employees of any local business must be made up of Dominican citizens. The salaries earned by Dominican employees must also amount to at least 80 per cent of the total sum of payments made by the employer to all its employees. Note that the salaries earned by employees that work in technical functions, as well as positions of direction and management are excluded from the calculation as to the above provision.

Company owners may be liable for labor and tax liabilities as per the provisions set forth in the Dominican Labor Code and the Dominican Tax Code; these liabilities should not extend beyond the mining project company to mortgagees or creditors, although the rights of employees for the payment of their salaries and the rights of the government in connection with the payment of applicable taxes benefit from a legal privilege that would allow for payment ahead of any other creditors of the mining concessionaire. Unless involved directly, environmental liabilities should not extend beyond the mining project company or its directors, to any other third party.

Special attention and due diligence efforts should always be carried out in connection with the financing of mining projects, mainly in connection with all environmental licensing and permitting requirements.

Although we may not rule out that mandated concession renegotiations may occur in light of increased commodity values, subject to compliance with general provisions of law, we are not aware of any activity in the Dominican Republic leading to such mandated renegotiation processes.

The General Mining Directorate's website, in which most mining laws and regulations may be found in electronic form, is http://www.dgm.gov.do.

Environmental Regulations

We are not aware of any material violations of environmental permits, licenses or approvals that have been issued with respect to our operations. We expect to comply with all applicable laws, rules and regulations relating to our business, and at this time, we do not anticipate incurring any material capital expenditures to comply with any environmental regulations or other requirements.

While our intended projects and business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs or decreasing demand for our products or services, which could have a material adverse effect on our results of operations.

In addition to the requirements for the obtainment of a mining concession there is also a requirement for an Environmental License. The applicant must file a preliminary application and if approved will require amongst other things an environmental impact study. Article 38 of Law 64-00 establishes the process of environmental evaluation, in order to prevent, control and mitigate the impacts over the environment and natural resources caused by works, projects and other activities. This evaluation is pursued in accordance with the following instruments:

• Environmental impact statement (DIA in Spanish);

• Strategic evaluation impact;

• Study of environmental impact;

• Environmental report;

• Environmental license;

• Environmental permit;

• Environmental audits; and

• Public consultation.

According to this law, any project which in nature entails a substantial alteration to the environment in which it is to be developed, shall follow an evaluation process, be it for the obtainment of an environmental permit or license, as the case may be, depending on the magnitude of the effects that the project may cause, destined to the prevention of negative impacts to the environment and natural resources. The criterion for the determination of whether a project requires an environmental license or an environmental permit is established by the Ministry of Environment and Natural Resources. Environmental permits and licenses must comply with the program from the environmental management and adaptation (PMAA in Spanish), which shall be executed by the person in charge of the activity or project, establishing the criteria to pursue such program and observe its terms. It is noteworthy that the environmental permits and licenses compel the beneficiary of the same to: assume the administrative, civil and criminal liabilities for the damages caused to the environment and natural resources; observe the provisions of the regulations and rulings in force; execute the PMAA; and allow the environmental control by the competent authorities. The Ministry of Environment and Natural Resources shall pursue audits for environmental evaluation. In order to assure compliance with the environmental license and permit, regarding the PMAA, the person in charge of the project must provide a compliance bond for an amount equivalent to 10 per cent of the total costs of the physical works or investments that are required to comply with the PMAA. The Ministry of Environment and Natural Resources will have a public record of the environmental permits and licenses granted, as well as the individuals or corporations that are punished under an administrative or judicial action. For the purpose of regulating the issuance of environmental permits and licenses, the Ministry of Environment and Natural Resources issued the Regulation for the System of Environmental Permits and Licenses as of June 2004, (the Regulation). According to the Regulation, projects and establishments that at the moment of its enforceability were already operating were required to initiate the relevant process for compliance with Law 64-00, in accordance with the procedure established for environmental permits for existing establishments or projects. These installations will have a term of one year after the issuance of the Regulation to complete the process of obtainment of the environmental permit, except in the event it is evidenced that such establishments or projects constitute an imminent danger to the health and security of people or the conservation of the ecosystem. In this latter case, the Ministry of Environment and Natural Resources will decide the conditions for the operation of the establishments or projects or will order their cease in operations. The type of study required for existing establishments or projects is an environmental report, which is the result of a multidisciplinary diagnosis, which describes the project and its main impacts, from an environmental and socio-economic perspective, and identifies the relevant mitigating measures, by means of the creation of the PMAA for the same.

For existing projects and establishments, the evaluation of the environmental report and the PMAA will be carried out by the Directorate of Environmental Quality and the sub-ministry of environmental management of the Ministry of Environment and Natural Resources. It is important to point out that the Regulation states in its article 8 that the environmental licenses and permits are of contractual nature and that are issued only one time during the enforceability of the project. Nonetheless, its validity will depend on the results arising from the application of the PMAA, which will be audited in the terms established by the relevant permit or license. Note that the Ministry of Environment and Natural Resources can temporarily or permanently repeal the license in case of violation of its terms or damage to the environment. The violating party is subject to penal and civil liabilities. The Ministry of Environment and Natural Resources will perform periodic inspections and audits regarding the compliance with the PMAA and in general, the compliance with the legislation in force. In this sense, in the cases where the inspections and audits demonstrate that the project complies with the PMAA and the relevant legislation, as well as with the conditions established in the permit or license, the Ministry of Environment and Natural Resources will issue certifications of environmental compliance.

For the cases of projects with respect to which construction activities, installations or operations are initiated without obtaining the corresponding environmental permit or license, the activities undertaken in such projects must cease until the relevant process is fulfilled. This project may be penalized under the administrative procedure with the payment of fines, without prejudice of the criminal and civil sanctions that may arise from such violation. As mentioned before, according to the list published by the Ministry of Environment and Natural Resources regarding projects that require environmental impact study in order to obtain an environmental license, the activities involving the mining sector are the following: development, exploitation and processing of metallic and non-metallic mining; exploration and mining prospection; extractive metallurgy; mining parks and aggregate processing plants among others.

Pursuant to the provisions of article 126 of Environmental Law No. 64-00 water resources in general are owned by the Dominican state and are not subject to private ownership in any case. However, as per the provisions of Law 146, in general, all concessionaires of exploration and exploitation mining rights, subject to prior compliance with applicable legal provisions in force over water sources and environmental protection, have a non-exclusive right to use fluvial waters needed for such mining activities. They are also entitled to use the water that flows or is discovered during the mining operations, or water that is drained from the mines, or from Property of third parties (article 167 of the law). Concessionaires are also entitled to use the water that freely flows through their concessions, whether to put into use for the production of hydraulic energy, or any other use necessary for exploration or extraction of mineral activities, provided that the water is restored to its bed following its use, once adequately purified and made free of any hazardous substances (article 134 of the Law). Should the water sources required by a concessionaire be available only in land owned by private third parties, the concessionaire may only resort to such sources upon an agreement with such third parties, or upon the initiation of expropriation proceedings with the explicit authorization of the general mining directorate. This expropriation would not be granted if resorting to water source would interrupt or result detrimental to the potable water sources of nearby towns or villages (article 135).

Water rights may be subject to liens in the benefit of creditors of the concessionaire following prior authorization from the granting authority.

Other causes of termination may be found in Environmental Law No. 64-00, mostly in connection with the failure to comply with reporting requirements, and the requirements under applicable environmental licenses, permits and PMAAs. Water rights may be lost upon failure by the concession to pay applicable fees for the use of water or installation of water facilities, and failure to cure any environmental defaults within a six-month period. Finally, concessions for electricity generation, distribution or transmission are subject to termination upon the causes detailed in our General Electricity Law No. 125-01 and its amendments.

As per the provisions set forth in article 64 of Law 146, mining concession allow the concessionaire to build any infrastructure necessary in order to carry out the process, particularly ports and other systems of transportation. Installation of such essential infrastructure is however subject to numerous permitting requirements, involving the Ministry of Environment and Natural Resources, the Ministry of Public Works and Communications and municipal permits, the Ports Authority and the Superintend of Electricity.

Research and Development

We have not incurred any research and development expenditures over the past two fiscal years.

Employees

Currently, we do not have any employees. Our directors, executive officers and certain contracted individuals play an important role in the running of our company. We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed.

We engage contractors from time to time to consult with us on specific corporate affairs or to perform specific tasks in connection with our exploration programs.

Subsidiaries

We have two wholly owned subsidiary, Santa Maria Gold Corp., a Nevada corporation, which was incorporated on January 6, 2012 and Santa Maria Exploraciones e Ingenieria, a Dominican Republic corporation, which was incorporated on March 2, 2012.

Intellectual Property

We do not own, either legally or beneficially, any patents or trademarks.

DESCRIPTION OF PROPERTY

Headquarters and Administration Offices

We maintain our statutory registered agent's office at State Agent and Transfer Syndicate, Inc., 112 N. Curry Street, Carson City, Nevada 89703 and our business office is located at Avenida Sarasota No. 20, Torre Empresarial AIRD Local 1103, La Julia, Santo Domingo, Dominican Republic. This is also our mailing address. Our telephone number is (809) 535-9443. We are currently renting office space owned by Boyter Island Property Inc., where they are also a tenant. Boyter leases us office space on a contractual agreement basis. We have entered into a month to month rental contract for $175.00 plus taxes. We are actively seeking a larger office facility in a central location and expect to move to a permanent facility within 30 days

Mineral Claim

Location and Access

The initial Claim is “ALEXIA” which has good asphalt paved road access and an internal network of clay roads:

ALEXIA

The “ALEXIA CLAIM”, is located in the province of Dajabon, in the municipalities of Dajabon and Partido, specifically in the sections Chaucey, La Gorra and Partido Arriba, covering Los Indios, Pueblo Nuevo, Hatico Viejo, El Junco, La Gallina, Tahuique and Charo located in the Dajabon 5874-I (11) and Loma de Cabrera 5874-II (19) topographical sheets, complying with the terms of mining law No. 146 and its regulations.  The total area covered by the exploration request is 2,775 mining hectares.

Fig. No.1.- Geological Map of Alexia

The Starting Point (PP in its Spanish acronym) is located 30.5 meters in a direction of S28O - 00’W from the Reference Point (PR in its Spanish acronym). This PP is identified on the ground by a concrete monument with the initials “PP” and with a partially buried two-inch diameter PVC tube filled with concrete.  The “PP” is located at coordinates UTM N2161967 and E232742 (Datum NAD27).

The Reference Point (PR) is identified on the ground in the same manner as the PP and is located on the east side of the road that connects Tahique y Chaucey. The PR is located at the coordinates N2161940 y E232727 (Datum NAD27) at a distance of 17 meters from the CC.

From	To	Magnetic Direction	Distance (meters)	Direct Positive Angle
PR	PP	S 28O - 00’ W	30.5	00O - 00’
PR	V1	S 74O - 00’ W	21.2	46O - 00’
PR	V2	N 57O - 00’ W	16.1	95O - 00’
PR	V3	N 15O - 00’ W	20.4	137O - 00’
PR	CC	N	17	152O - 00’

PR:  N2161940 and E232727                                      PP:   N2161967 and E232742

The Point of Reference has been connected to three (3) land visuals in the following manner:

BOUNDARY DESCRIPTIONS OF THE REQUESTED AREA:

The “ALEXIA”  concession boundaries will follow the direction of the Universal Transverse Mercator (UTM) grid, on vertices with incoming and outgoing angles of 90o, according to that outlined in the following table:

From Point

	To Point	Open Direction	Distance ( Meters)	UTM North (From Point)	UTM East (From Point)
PP	1	North	33.0	N2161967	E232742
1	2	East	1,258	N2162000	E232742
2	3	South	3,500	N2162000	E234000
3	4	East	1,000	N2158500	E234000
4	5	North	1,500	N2158500	E235000
5	6	East	1,500	N2160000	E235000
6	7	South	3,500	N2160000	E236500
7	8	West	5,500	N2156500	E236500
8	9	North	1,500	N2156500	E231000
9	10	West	1,000	N2158000	E231000
10	11	North	4,000	N2158000	E230000
11	12	East	2,742	N2162000	E230000

The data for the preparation of the map for this exploration claim  was taken from the topographic sheet named Dajabon 5874-I (11) and Loma de Cabrera 5874-II (19) on a scale of 1:50,000.

The exploration claim is adjacent to the following exploration concessions Fresso, Mal María, Cerro Chino and La Paloma.

Part of the lands pertaining to the exploration claim are the property of the following people: Federico García, Manuel De La Cruz, Martínez family, Alberto Tavarez, among others.

History of Operations

Though there has been some historical exploration on the Alexia Claim, none of the previous owners have established any substantial operations and no evidence of disturbances from exploration activities exists.

Present Condition and Plan of Exploration

We plan to conduct exploration activities on the Claim in three separate phases as follows:

PHASE 1
Nature of Work	Timeframe	Cost USD

Compilation and re-interpretation of all existing geophysical data concerning the property.		1,000
Compilation of all historical geological, geophysical and exploration works.		550
Compilation of existing Data magnetic VLF and Electro Magnetic processing plus Interpretation		300
Preparation of base maps		250
Hire senior geologist (60 Days +)		13,200
Hire exploration geologist (60 days)	1 Month	2,200
Hire field technicians and porters for geochemical sampling (10 days @ $200)		2,000
Geochemical Campaign Expenses (4 Days @ $2000)		8,000
Sample Analyses (120 @ $34)	2 ½ Months	4,080
Digitization and computer compilations & preparation of anomaly maps		1,100
Contingency		5,000

Total	3 Months	USD 37,680

If the results of Phase 1 exploration work are favorable, we will continue with Phase 2.

PHASE 2
Nature of Work	Timeframe	Cost USD

Hire senior geologist (60 Days +)		13,200
Hire exploration geologist (60 days)		2,200
Hire field technicians and porters for geochemical sampling (15 days @ $200)	2 Month	3,000
Geochemical Campaign Expenses (20 Days @ $200)		4,000
Trenching	1 Month	6,300
Shallow Exploration Drilling		7,600
Sample Analyses 300 @ $34)	1 Month	10,200
Compilation of the new and historical data/targeting	1 Month	800
Contingencies		5,000

Total	5 Months	USD 52,300

If the results of Phase 1 exploration work are favorable, we will continue with Phase 3.

PHASE 3
Nature of Work	Timeframe	Cost USD

Exploration Drilling (4,000 meters at $120 per meter)	6 Months	480,000
Compilation work		4,000
Contingencies		50,000

Total	6 Months	USD 534,000

Geology of Dominican Republic

The Dominican geology is host to “Pueblo Viejo Claim” operated by Barrick Gold and is the second largest high sulphidation gold deposit known after Yanacocha in Peru. The Pueblo Viejo gold mine is located 110 km north of Santo Domingo in hilly, jungle covered terrain at an altitude of around 300 meters.

Barrick acquired the Pueblo Viejo project through its acquisition of Placer Dome and, pursuant to an agreement with Goldcorp, sold a 40% interest in the project to Goldcorp. After investing $3.5 billion Barrick is planning to start processing ore in late 2112.

The island of Hispaniola evolved as a complex island arc associated with bi-polar subduction through Cretaceous to Late Eocene time. Since then, the island has straddled the left-lateral strike-slip fault zone that separates the North American and Caribbean Plates and has largely been volcanically inactive. The Tertiary stratigraphic succession is dominated by sedimentary rocks. The most important rock units in terms of gold and base metal mineralization are the Los Ranchos, Maimon, Tireo and Duarte Formations.

Model lead isotope ages and paleontological evidence yield early Cretaceous ages for both the Los Ranchos and Maimon Formations. Together, they constituted a composite arc associated with NW-directed subduction of the proto-Caribbean plate. The Maimon Formation represents a primitive, bimodal fore-arc assemblage composed of tholeiitic basalts and subordinate felsic volcanics and meta-sedimentary rocks whereas the Los Ranchos Formation represents the axial portion of the associated island arc. The Loma Caribe peridotite, which now hosts the nickel laterite mines, and the Duarte Formation amphibolite would have been part of the oceanic crust that floored the proto-Caribbean Sea.

The volcanic arc underwent a change in polarity in Mid-Cretaceous (Aptian to Early Albanian) time, likely triggered by the collision of the Caribbean Oceanic Plateau with Hispaniola. North-vergent obduction of the Loma Caribe peridotite also took place at this time and the arc was tectonically shortened by major thrust faulting. Shearing and metamorphism was stronger in the fore-arc (Maimon) than the island arc (Los Ranchos). Renewed calc-alkaline arc volcanism began in the Late Cretaceous (Cenomanian), associated with SW-directed subduction of the North Atlantic Plate beneath Hispaniola. This formed the volcanic arc now represented by the Tireo and Duarte Formations of the Central Cordillera.

Calc-alkaline volcanism continued until Middle/Late Eocene time, when the Bahama Platform (North Atlantic Plate) collided with Hispaniola and the island underwent NE-SW contraction. The Loma Caribe peridotite was emplaced over Late Cretaceous basalts of the Peralvillo Formation. Earlier faults and penetrative fabrics were steepened and overprinted by folds and Mid-Cretaceous thrusts were re-activated.

The Maimon Formation is separated from Late Cretaceous basalts (Peralvillo Formation) and the Loma Caribe peridotite by the NW-striking, left-lateral Ozama Shear Zone which is Eocene or younger. From Late Eocene time until the present, Hispaniola has been subjected to left-lateral transpression and left-lateral strike-slip faulting.

Geology of Alexia Claim

The Alexia Concession area is dominated mainly by tonalitic intrusives of upper Jurassic to lower Cretaceous age and by Dioritic and Gabbroic intrusive of similar age to the Tonalites. Both intruded the Duarte Complex and are in tectonic contact with rock of the upper Cretaceous Tireo Formation. This Tireo volcanic are present in the Concession in elongated NW-SE narrow strips in tectonic contact with the intrusives. A tectonized sliver of ultramafic rocks seems to allochthonous to the area probably pushed up to its present location by trusting. Younger rocks of Cercado Fm. and the Bulla conglomerates occupy the Southwestern corner of the Concession.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

Risk Related to Our Business

We have a limited operating history with significant losses and there can be no assurance that we can achieve or maintain profitability.

We have yet to establish any history of profitable operations. We have incurred net losses of $69,978 and $2,135 for the fiscal years ended July 31, 2011 and 2010, respectively. As a result, at July 31, 2011, we had an accumulated deficit of $72,113 and a total stockholders’ equity of $33,163.  We have not generated any revenues since our inception and do not anticipate that we will generate revenues which will be sufficient to sustain our operations. We expect that our revenues will not be sufficient to sustain our operations for the foreseeable future. Our profitability will require the successful commercialization of our mining Property. We may not be able to successfully commercialize our mines or ever become profitable.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern.

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the years ended July 31, 2011 and 2010, respectively, with respect to their doubt about our ability to continue as a going concern. As discussed in Note 3 to our consolidated financial statements for the year ended July 31, 2011, we have generated operating losses since inception, and our cash resources are insufficient to meet our planned business objectives, which together raises doubt about our ability to continue as a going concern.

We may not be able to secure additional financing to meet our future capital needs.

We anticipate needing significant capital to conduct further exploration and development needed to bring our existing mining Property into production and/or to continue to seek out appropriate joint venture partners or buyers for certain mining properties. We may use capital more rapidly than currently anticipated and incur higher operating expenses than currently expected, and we may be required to depend on external financing to satisfy our operating and capital needs. We may need new or additional financing in the future to conduct our operations or expand our business. Any sustained weakness in the general economic conditions and/or financial markets in the United States or globally could adversely affect our ability to raise capital on favorable terms or at all. From time to time we have relied, and may also rely in the future, on access to financial markets as a source of liquidity to satisfy working capital requirements and for general corporate purposes. We may be unable to secure debt or equity financing on terms acceptable to us, or at all, at the time when we need such funding. If we do raise funds by issuing additional equity or convertible debt securities, the ownership percentages of existing stockholders would be reduced, and the securities that we issue may have rights, preferences or privileges senior to those of the holders of our common stock or may be issued at a discount to the market price of our common stock which would result in dilution to our existing stockholders. If we raise additional funds by issuing debt, we may be subject to debt covenants, which could place limitations on our operations including our ability to declare and pay dividends. Our inability to raise additional funds on a timely basis would make it difficult for us to achieve our business objectives and would have a negative impact on our business, financial condition and results of operations.

Our business and operating results could be harmed if we fail to properly manage our growth.

Our business may experience periods of rapid change and/or growth that could place significant demands on our personnel and financial resources. To manage possible growth and change, we must continue to try to locate skilled geologists, mappers, drillers, engineers, technical personnel and adequate funds in a timely manner.

The development and operation of our mining projects involve numerous uncertainties.

Mine development projects, including our planned projects, typically require a number of years and significant expenditures during the development phase before production is possible.

Development projects are subject to the completion of successful feasibility studies, issuance of necessary governmental permits and receipt of adequate financing. The economic feasibility of development projects is based on many factors such as:

•         estimation of reserves;

•         anticipated metallurgical recoveries;

•         future gold, copper, and silver prices; and

•         anticipated capital and operating costs of such projects.

Our mine development projects may have limited relevant operating history upon which to base estimates of future operating costs and capital requirements. Estimates of proven and probable reserves and operating costs determined in feasibility studies are based on geologic and engineering analyses.

Any of the following events, among others, could affect the profitability or economic feasibility of a project:

•         unanticipated changes in grade and tonnage of material to be mined and processed;

•         unanticipated adverse geotechnical conditions;

•         incorrect data on which engineering assumptions are made;

•         costs of constructing and operating a mine in a specific environment;

•         availability and cost of processing and refining facilities;

•         availability of economic sources of power;

•         adequacy of water supply;

•         adequate access to the site;

•         unanticipated transportation costs;

•         government regulations (including regulations relating to prices, royalties, duties, taxes, restrictions on production, quotas on exportation of minerals, as well as the costs of protection of the environment and agricultural lands);

•         fluctuations in metal prices; and

•         accidents, labor actions and force majeure events.

Any of the above referenced events may necessitate significant capital outlays or delays, may materially and adversely affect the economics of a given property, or may cause material changes or delays in our intended exploration, development and production activities. Any of these results could force us to curtail or cease our business operations.

Mineral exploration is highly speculative, involves substantial expenditures, and is frequently non-productive.

Mineral exploration involves a high degree of risk and exploration projects are frequently unsuccessful. Few prospects that are explored end up being ultimately developed into producing mines. To the extent that we continue to be involved in mineral exploration, the long-term success of our operations will be related to the cost and success of our exploration programs. We cannot assure you that our mineral exploration efforts will be successful. The risks associated with mineral exploration include:

•         the identification of potential economic mineralization based on superficial analysis;

•         the quality of our management and our geological and technical expertise; and

•         the capital available for exploration and development.

Substantial expenditures are required to determine if a project has economically mineable mineralization. It may take several years to establish proven and probable reserves and to develop and construct mining and processing facilities. Because of these uncertainties, our current and future exploration programs may not result in the discovery of reserves, the expansion of our existing reserves or the further development of our mines.

The price of gold, copper, and silver are highly volatile and a decrease in the price of gold, copper, or silver would have a material adverse effect on our business.

The profitability of mining operations is directly related to the market prices of metals. The market prices of metals fluctuate significantly and are affected by a number of factors beyond our control, including, but not limited to, the rate of inflation, the exchange rate of the dollar to other currencies, interest rates, and global economic and political conditions. Price fluctuations of metals from the time development of a mine is undertaken to the time production can commence can significantly affect the profitability of a mine. Accordingly, we may begin to develop our mining property at a time when the price of metals makes such exploration economically feasible and, subsequently, incur losses because the price of metals decreases. Adverse fluctuations of the market prices of metals may force us to curtail or cease our business operations.

Mining risks and insurance could have an adverse effect on our profitability.

Our operations are subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties, such as unusual or unexpected geological formations, environmental pollution, personal injuries, flooding, cave-ins, changes in technology or mining techniques, periodic interruptions because of inclement weather and industrial accidents. Although maintenance of insurance to ameliorate some of these risks is part of our proposed exploration program associated with those mining properties we have an interest in, such insurance may not be available at economically feasible rates or in the future be adequate to cover the risks and potential liabilities associated with exploring, owning and operating our property. Either of these events could cause us to curtail or cease our business operations.

We face significant competition in the mineral exploration industry.

We compete with other mining and exploration companies possessing greater financial resources and technical facilities than we do in connection with the acquisition of exploration properties and leases on prospects and properties and in connection with the recruitment and retention of qualified personnel. Such competition may result in our being unable to acquire interests in economically viable gold, copper, and silver exploration properties or qualified personnel.

We may not have access to the supplies and materials needed for exploration, which could cause delays or suspension of our operations.

Competitive demands for contractors and unforeseen shortages of supplies and/or equipment could result in the disruption of planned exploration activities. Current demand for exploration drilling services, equipment and supplies is robust and could result in suitable equipment and skilled manpower being unavailable at scheduled times in our exploration programs. Furthermore, fuel prices are rising. We will attempt to locate suitable equipment, materials, manpower and fuel if sufficient funds are available. If we cannot find the equipment and supplies needed for our various exploration programs, we may have to suspend some or all of them until equipment, supplies, funds and/or skilled manpower can be obtained.

Attraction and retention of our qualified personnel is necessary to implement and conduct our mineral exploration programs.

Our future success will depend largely upon the continued services of our Board members, executive officers and other key personnel. Our success will also depend on our ability to continue to attract and retain qualified personnel with mining experience. Key personnel represent a significant asset for us, and the competition for qualified personnel is intense in the mineral exploration industry.

We may have particular difficulty attracting and retaining key personnel in the initial phases of our exploration programs. We do not have key-person life insurance coverage on any of our personnel. The loss of one or more of our key people or our inability to attract, retain and motivate other qualified personnel could negatively impact our ability to complete our exploration programs.

Because of the speculative nature of exploration of mining properties, there is substantial risk that no commercially exploitable minerals will be found and our business will fail, and you could lose your entire investment.

We have not yet started exploration of our mineral claim, and thus have no way to evaluate the likelihood that we will be successful in establishing commercially exploitable reserves of gold or other valuable minerals on our mineral claim. You should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The search for valuable minerals as a business is extremely risky. We may not find commercially exploitable reserves of gold or other minerals in any our mineral claim. In such a case, we may be unable to continue operations, and you could lose your entire investment.

If we discover commercial reserves of gold on our mineral property, we can provide no assurance that we will be able to successfully advance the mineral claim into commercial production. If we cannot commence commercial production, we may not be able to achieve revenues.

Our current mineral property does not contain any known bodies of gold. If our exploration program is successful in establishing gold of commercial tonnage and grade on our mineral claim, we will require additional funds in order to advance the mineral claim into commercial production. In such an event, we may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible, and we may be unable to generate revenues.

As our business assets are located in the Dominican Republic and our directors and officers are outside of the United States you may be limited in your ability to enforce U.S. civil actions against our assets or our directors and officers. You may not be able to receive compensation for damages to the value of your investment caused by wrongful actions by our director.

Our business assets are located in the Dominican Republic and our directors and officers are located outside of the United States. Consequently, it may be difficult for U.S. investors to affect service of process within the U.S. upon our assets or our directors or officers, or to realize in the United States upon judgments of United States courts predicated upon civil liabilities under U.S. Federal Securities Laws. A judgment of a U.S. court predicated solely upon such civil liabilities may not be enforceable in the Dominican Republic by a Dominican Republic court if the U.S. court in which the judgment was obtained did not have jurisdiction, as determined by the Dominican Republic court, in the matter. There is substantial doubt whether an original action could be brought successfully in Dominican Republic against any of our assets or our directors and officers predicated solely upon such civil liabilities. You may not be able to recover damages as compensation for a decline in your investment.

Risks Related to Ownership of Our Common Stock

There is currently no public market for our common stock.

There is presently no public market in our shares. While we intend to contact a market maker for sponsorship of our securities, we cannot guarantee that such sponsorship will be approved and our stock listed and quoted for sale. Even if our shares are quoted for sale, buyers may be insufficient in numbers to allow for a robust market, it may prove impossible to sell your shares.

If we are unable to adequately fund our operations, we may be forced to voluntarily file for deregistration of our common stock with the Commission.

Compliance with the periodic reporting requirements required by the Commission consumes a considerable amount of both internal, as well external, resources and represents a significant cost for us.  We estimate our annual reporting expenses to be $55,000.  If we are unable to continue to devote adequate funding and the resources needed to maintain such compliance, while continuing our operations, we may be forced to deregister with the Commission

The sale of securities by us in any equity or debt financing could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

Any sale of common stock by us in a future private placement offering could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock.  In addition, our business strategy may include expansion through internal growth, by acquiring complementary businesses, by acquiring or licensing additional brands, or by establishing strategic relationships with targeted customers and suppliers.  In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders’ stock ownership.  We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company and this could negatively impact our earnings and results of operations.

Our chief executive officer and sole director is also our largest stockholder and controls a significant percentage of our common stock.

Rosa Habiela Feliz Ruiz, our Secretary and director beneficially owns approximately 49.04 % of our issued and outstanding common stock.  As a result, this stockholder is able to exercise significant influence over most matters requiring approval by our stockholders, including the election of directors and the approval of significant corporate transactions.  Such a concentration of ownership may have the effect of delaying or preventing a change in control of us, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices.

We do not intend to pay dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The Commission has adopted regulations which generally define so-called “penny stocks” as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. If our shares of common stock become a “penny stock”, we may become subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock was exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock if the Commission finds that such a restriction would be in the public interest.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.  See “Cautionary Note Regarding Forward Looking Statements.”

We are a development stage company and have not yet generated or realized any revenues from our business operations.

There is a growing concern as to whether we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. Our independent auditor has raised substantial doubt regarding our ability to continue as a growing concern. This is because we have not generated any revenues and no revenues are anticipated until we are able to go into production of gold. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others. We must raise cash to implement our project and begin our operations.

To meet our need for cash we raised $150,000 in a private placement offering which closed on March 2, 2012 with an additional $51,000 private placement which closed on July 19, 2012.   Even with these funds, we cannot guarantee that we will stay in business after twelve months. If we are unable to secure enough suppliers of products at suitably low pricing or enough customers willing to buy the products and services at higher than the price we have negotiated with our suppliers, we may quickly use up the proceeds from the offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than from our private offering. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. However, our sole director and officer is willing to fund the initial operations of the Company until sufficient funds are available. These initial operations specifically refer to the fees associated with the filing of our Registration Statement on Form S-1 as well as periodic and annual reporting requirements to maintain compliance with the SEC for the first 12 months after effectiveness, and all applicable legal and accounting fees that we expect to be incurred by the Company in that regard. We anticipate these fees to total approximately $10,000 to $15,000.

Plan of Operations

Since we entered into the Acquisition Agreement, we have changed our plan of operations to focus on the exploration of our Claim in north western Dominican Republic.  We plan on closing additional Claims other than Alexia in the near future as laid out in the Acquisition Agreement.  Concurrently, we plan to undertake exploration on the property.  Our exploration plan is detailed in the “Description of Property” section of this Current Report, under the subheading “Plan of Exploration”.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are a development stage company and have not generated any revenues to date. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future additional financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to our existing stockholders.

Results of operations

From Inception on July 8, 2009 to April 30, 2012

As of the date of this report, we have yet to generate any revenues from our business operations.

During the period, we incorporated the Company, hired an attorney and hired an auditor for the preparation of our SEC filings. We have prepared an internal business plan. We reserved three domain names for the company:  www.drdentalspa.com; www.drdientesblancos.com; and www.santomining.com.  We have retained a web design firm which has completed the development of two out of the three websites.  We have acquired a set of teeth whitening equipment and kits for our marketing efforts. We have been unable to adequately fund our teeth whitening business and our management has begun looking at opportunities in other industries.

Our net loss since inception is $147,962 as a result of incurring expenses of $70,179 for accounting and legal fees, $27,539 for consulting fees and $50,077 for other general and administrative expenses.

On December 1, 2011, we entered into a consulting agreement (the “Agreement”) with an independent consulting firm (“Firm”). Pursuant to the Agreement, the Firm will evaluate the business of the Company as well as coordinate the Company’s SEC reporting requirements and filings.  The Company will pay the Firm $4,000 a month and will issue the Consultant 350,000 shares at the end of the third month from the date the agreement was signed. These shares have not been issued as of today’s date.  The Agreement will terminate on December 1, 2012, with the Company having an option to extend the Agreement for an additional year.

On May 31, 2012, we entered into a promissory note with GEXPLO, SRL, a company owned by our corporate secretary, Mr. Alain French.  The total amount loaned was $59,770 as of May 31, 2012 for exploration expenses that we paid on GEXPLO’s behalf.  The loan is non-interest bearing and matures on December 31, 2012.  The transactions have been recorded as loan to related party. The loan was cancelled by the Company as consideration in the Acquisition Agreement, on July 30, 2012..

Liquidity and capital resources

On July 30, 2010, we sold 37,500,000 shares of common stock to our sole officer and director, Rosa Habeila Feliz Ruiz for $5,000.   There were no other shares issued to Ms. Feliz Ruiz since our inception.

Since incorporation, Ms. Ruiz has been the Company’s only promoter.

On July 31, 2010, we sold 25,462,499 shares of our common stock at $0.0012 per share for a total of $33,950. The shares were issued pursuant to Regulation S of the Securities Act of 1933 to forty (40) investors.

On March 2, 2012, we sold 337,500 shares of common stock at $0.44 per share for a total of $150,000 in a private placement transaction. The shares were issued pursuant to Regulation S of the Exchange Act of 1933.

As of April 30, 2012, our total assets were $126,925 comprised of cash and amounts capitalized relating to the development of our websites and a note receivable and our total liabilities were $85,937 comprised of accounts payable and related party advances.

On May 31, 2012, we entered into a promissory note with GEXPLO, SRL, a company owned by our corporate secretary, Mr. Alain French.  The total amount loaned was $59,770 as of May 31, 2012 for exploration and start-up expenses that we paid on GEXPLO’s behalf.  The loan is non-interest bearing and matures on December 31, 2012.  The transactions have been recorded as loan to related party.  The loan was paid in full by Mr. French on July 18, 2012.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of July 30, 2012, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of July 30, 2012. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of July 30, 2012 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Name of Beneficial Owner and Address (1)	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock (2)
5% Stockholders
10 Avenida Tiradentes, Naco Gexplo, SRL Suite No. 315 Santo Domingo, Dominican Republic	6,456,600	10.20%
Directors and Executive Officers
Rosa Habeila Feliz Ruiz	31,043,400	49.04%
Alain French 10 Avenida Tiradentes, Naco Suite No. 315 Santo Domingo, Dominican Republic	6,456,600(3)	10.20%

All directors and officers as a group (2 people)	37,500,000	59.24%

(1)     Unless otherwise provided, the address of each individual listed is Ave. Sarasota #20, Torre Empresarial, Suite 1103, Santo Domingo, Dominican Republic

(2)     Based on 63,300,005 shares of common stock issued and outstanding as of July 30, 2012.  Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(3)    Includes 6,456,600 shares held by Gexplo, SRL, of which Alain French is the 100% shareholder..

DIRECTORS AND EXECUTIVE OFFICERS

The name, address, age and position of our present officers and directors are set forth below:

Name	Age	Position
Alain French	64	President, Principal Executive Officer, Treasurer, Principal Financial Officer, Principal Accounting Officer and Director
Rosa Habiela Feliz Ruiz	24	Secretary and Director

Alain French is the President, Principal Executive Officer, Treasurer, Principal Financial Officer, Principal Accounting Officer and Director of the Company. From November 16, 2011 through July 30, 2012, Mr. French was the Secretary of the Company. Mr. French has been involved in number of business ventures in both the U.K. and the Dominican Republic.  Most recently, Mr. French has worked in the mineral exploration and mining industry in the Dominican Republic.  From November of 2005 to the present, Mr. French has been the managing partner of Corona Materials, LLC.  Corona Materials is involved in the quarrying, crushing and exportation of construction aggregates in the Dominican Republic.  At Corona, Mr. French managed exploration activities including sample collection, drilling, and analysis.  From May 2006 to August 2011he was the President and part owner of Walvis Investments, S.A.  Walvis identified land parcels for the production of construction aggregates in the Dominican Republic.  Walvis accumulated 40 parcels of land and was sold to Corona Materials in August of 2011.

From June 2009 to June 2010, Mr. French was the general manager of Jagua Exploration, S.R.L.  He supervised and managed a two year metallic exploration campaign with positive gold and base metal discoveries for local Dominican landowners.  In June 2010, he started Gexplo, S.R.L. and serves as its CEO and President. Gexplo is involved in gold exploration throughout the Dominican Republic, and specifically the Hispaniola Gold Copper Arc.  Mr. French oversees all of Gexplo’s exploration activities.

Mr. French attended Exeter College in Exeter, U.K. from Sept 1966 to June 1968 studying science and engineering. In Oct 1968 he attended the Southend Flying School in Southend, U.K., graduating in December 1969 and later becoming an airplane and jet-helicopter owner / pilot holding a professional license. Over the next 35 years he attended a large number of university courses.  He has completed a diploma course in Mine Engineering in the Dominican Republic and plans to complete his Business Administration degree at a Dominican University and plans to complete his Business Administration degree at a Dominican Republic University.

Mr. French’s qualifications to serve on our board of directors include his extensive experience with business operations in the Dominican Republic.

Rosa Habeila Feliz Ruiz is the Secretary and a Director of the Company. From inception through July 30, 2012, Ms. Ruiz was the President, Principal Executive Officer, Treasurer, Principal Financial Officer and Principal Accounting Officer of the Company. From April 2006 to present, Ms. Feliz Ruiz started her own consulting company, Cristal Marketing of Santo Domingo, where she implements marketing strategies for various spas and salons in the different regions of the Dominican Republic. From September 2005 to March 2006, Ms. Feliz Ruiz worked as a personal assistant and administrator with ARS Futuro Medical Insurance of Santo Domingo. Ms. Feliz Ruiz earned honors in dentistry from UFHEC University in Santo Domingo, Dominican Republic.

Ms. Ruiz’s qualifications to serve on our board of directors include her experience as the previous executive officer of the Company.

Family Relationships

There are no family relationships between any of the Company’s directors or officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees, or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates, or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Transactions with Related Persons, Promoters and Certain Control Persons

Ms. Ruiz is deemed a “promoter” of our company, within the meaning of such term under the Securities Act of 1933 since she founded and organized our company. Ms. Ruiz is our only “promoter”.   On July 30, 2010, we issued 37,500,000 shares of common stock as restricted securities to Rosa Ruiz in consideration of $5,000.  Ms. Ruiz has not received and is not entitled to receive any additional consideration for his services as our promoter.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us for the last two fiscal years ending July 31, 2011 for our executive officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.  The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.  On November 16, 2011, Alain French was appointed as Secretary of the Company. On July 30, 2012, Rosa Habeila Feliz Ruiz resigned as the President, Principal Executive Officer, Treasurer, Principal Financial Officer and Principal Accounting Officer of the Company and was appointed as the Secretary of the Company. On July 30, 2012, Alain French resigned as the Secretary of the Company and was appointed as the President, Principal Executive Officer, Treasurer, Principal Financial Officer and Principal Accounting Officer of the Company.

EXECUTIVE OFFICER COMPENSATION TABLE

						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
And				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Alain French	2011	0	0	0	0	0	0	0	0
President, Principal Executive Officer, Principal Financial Officer, Treasure and Principal Accounting Officer	2010	0	0	0	0	0	0	0	0
Rosa Habeila Feliz Ruiz	2011	0	0	0	0	0	0	0	0
Secretary	2010	0	0	0	0	0	0	0	0

Outstanding Equity Awards at Fiscal Year-End Table

We had no outstanding equity awards as of the end of fiscal 2011.

Employment Agreements

We currently do not have any employment agreements with our officers.

Compensation of Directors

The Company’s directors received no compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,

AND DIRECTOR INDEPENDENCE

As of April 30, 2012, Santo Mining had advances of $79,881 payable to Ms. Ruiz after a reimbursement of $2,000 was made to her during this quarter.  These advances were made to cover incorporation costs of the Company and ongoing legal and accounting fees related to our SEC reporting obligations. The advances bear no interest, are unsecured and are due on demand.

On May 31, 2012, Santo Mining entered into a promissory note with GEXPLO, SRL, a company owned by Santo Mining’s corporate secretary, Mr. Alain French.  The total amount loaned was $59,770 as of May 31, 2012 for exploration expenses that the Company paid on GEXPLO’s behalf.  The loan is non-interest bearing and matures on December 31, 2012.  The transactions have been recorded as loan to related party and totaled $42,537 as of April 30, 2012. The loan wascancelled by the Company as consideration in the Acquisition Agreement, on July 30, 2012

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTCBB under the symbol “SANP” and until August 6, 2012, our common stock will be quoted on the OTCBB under the symbol “SANPD.” The OTCBB is a quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities. An OTCBB equity security generally is any equity that is not listed or traded on a national securities exchange.

Holders

As of July 25, 2012, we had 5 shareholders of our common stock.  Because shares of our common stock are held by depositaries, brokers and other nominees, the number of beneficial holders of our shares is substantially larger than the number of stockholders of record.

Dividends

To date, we have not declared or paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to our offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Reference is made to the disclosure set forth on the Company’s Registration Statement on Form S-1, as amended, filed with the Commission on July 27, 2011, which disclosures are incorporated by reference into this section.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 3.02    Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Items 1.01 of this Report, which disclosure is incorporated herein by reference.

The sale and the issuance of the Shares was offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 30, 2012, Rosa Habeila Feliz Ruiz notified the Company that she would resign from her position as President, Principal Executive Officer, Treasurer, Principal Financial Officer and Principal Accounting Officer, effective immediately.  Ms. Ruiz’s resignation was not as a result of any disagreements with the company. Additionally, Ms. Ruiz will continue in her position as a member of the Company’s Board of Directors (the “Board”)..

On July 30, 2012, Alain French notified the Company that he would resign from his position as Secretary of the Company, effective immediately.  Mr. French’s resignation was not as a result of any disagreements with the Company.

On July 30, 2012, the Board unanimously appointed Alain French as President, Principal Executive Officer, Treasurer, Principal Financial Officer, Principal Accounting Officer and as a member of the Board of the Corporation and Rosa Habeila Feliz Ruiz as Secretary of the Company.

Family Relationships

Reference is made to the disclosure set forth under Items 2.01 of this Report, which disclosure is incorporated herein by reference.

Related Party Transactions

Reference is made to the disclosure set forth under Items 2.01 of this Report, which disclosure is incorporated herein by reference.

Item 5.06      Change in Shell Company Status

Reference is made to the disclosure set forth under Items 2.01 of this Report, which disclosure is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)  Shell Company Transactions.

Reference is made to the financials in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2011, filed with the U.S. Securities and Exchange Commission on November 2, 2011, which is incorporated herein by reference.

(d)  Exhibits

Exhibit No.	Description
10.1	Mineral Property Acquisition Agreement by and between Santa Pita Corporation, Gexplo, SRL., and Rosa Habeila Feliz Ruiz, dated July 30, 2012
10.2	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2012

SANTO MINING CORP.

By:	/s/ ALAIN FRENCH
Alain French President and Chief Executive Officer